UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 4, 2010
Emisphere Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17758	13-3306985

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Cedar Knolls Road, Suite 200 Cedar Knolls, NJ	07927

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 973-532-8000
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Novartis Agreement
On June 4, 2010, Emisphere Technologies, Inc. (the “Company” or “Emisphere”) announced that it has entered into an agreement with Novartis Pharma AG (“Novartis”) as described below pursuant to which Novartis has cancelled the Company’s Convertible Promissory Note (the “Note”) and interest accrued thereon. The Note was originally issued to Novartis on December 1, 2004 with an original principal amount of $10 million in connection with the Research Collaboration and Option License Agreement between the parties also of that date and was originally due December 1, 2009. Previously, Novartis had agreed to extend the maturity date of the Note to June 4, 2010.
In connection with the cancellation of the Note, the Company and Novartis on June 4, 2010, entered into a Master Agreement and Amendment (the “Novartis Agreement”) providing for certain reductions to the royalty payments and modifications to schedule of milestone payments due to Emisphere under the Research Collaboration and Option Agreement, dated as of December 3, 1997, as amended on October 20, 2000, and the License Agreement, dated as of March 8, 2000, for the development of an oral salmon calcitonin product for the treatment of osteoarthritis and osteoporosis. Additionally, the Company has granted Novartis the right to evaluate the feasibility of using Emisphere’s Eligen® Technology with two new compounds to assess the potential for new product development opportunities. If Novartis chooses to develop oral formulations of these new compounds using the Eligen® Technology, the parties will negotiate additional agreements. In that case, Emisphere could be entitled to receive development milestone and royalty payments in connection with the development and commercialization of these potentially new products.
Agreement with MHR
In connection with Emisphere’s entry into the Novartis Agreement, on June 4, 2010, MHR Institutional Partners IIA LP (together with its affiliates, as applicable, “MHR”), the secured party under that certain Senior Secured Term Loan Agreement by and between MHR and Emisphere and that certain Pledge and Security Agreement by and between MHR and Emisphere, each dated September 26, 2005 (the “Loan and Security Agreement”), entered into an agreement with Novartis and Emisphere (the “MHR Agreement”). MHR is the holder of the Company’s 11% Senior Secured Convertible Note and beneficially owns approximately 39.9% of the Company’s common stock, par value $.01 per share (the “Common Stock”) assuming conversion and exercise by MHR of all convertible securities, warrants and options held, including the Warrants (as defined below).
MHR has agreed pursuant to the MHR Agreement to limit certain rights and courses of action that it would have available to it as a secured party under certain circumstances as provided for therein. Novartis required that the execution by MHR of the MHR

Agreement be a condition to Novartis’ execution of, and the effectiveness of, the Novartis Agreement.
In connection with MHR’s consent to Emisphere’s entering into the Novartis Agreement, which consent is required under the Loan and Security Agreement, MHR’s agreement to enter into the MHR Agreement, as well as MHR’s agreement to enter into a comparable agreement to the MHR Agreement in connection with another potential Company transaction (the “Other MHR Agreement”), the Company entered into a Letter Agreement with MHR on the same date, as amended and restated on June 8, 2010 (the “Letter Agreement”) pursuant to which the Company agreed to issue to MHR the Warrants (as defined below) and the Reimbursement Notes (as defined below), in each case as described below. Attached hereto as Exhibit 10.1 is the Letter Agreement, which is incorporated herein by reference.
Warrants
Pursuant to the Letter Agreement, the Company agreed to issue new warrants to MHR to purchase an aggregate of 865,000 shares of Common Stock (the “Warrants”). The Warrants shall be exercisable at an exercise price of $2.90 per share (such price being equal to the average closing price of the Company’s Common Stock on The Over-the-Counter Bulletin Board during the 20 day period ending on and including June 3, 2010) and will expire on August 21, 2014. Attached hereto as Exhibit 4.1 is the form of the Warrants, which is incorporated herein by reference.
Reimbursement Notes
The Company has also agreed to reimburse MHR for its legal fees incurred in connection with the MHR Agreement, the Letter Agreement and related matters, by issuing MHR a promissory note in the principal amount of up to $500,000 (the “Reimbursement Note”). The Company has also agreed to reimburse MHR, by issuing a second Reimbursement Note, for up to an additional $100,000 in legal fees, if and when incurred, for the negotiation and execution by MHR of the Other MHR Agreement (the “Second Reimbursement Note” together with the Reimbursement Note, the “Reimbursement Notes”). The Reimbursement Notes provide for no interest prior to maturity and are payable upon the earlier of June 4, 2012 and the date on which the Company has received at least $20,000,000 in aggregate payments in connection with its licensing agreements with Novartis and any licensing agreement entered into in connection with such other potential Company transaction. The Reimbursement Notes may also be accelerated upon the occurrence of certain extraordinary transactions involving the Company. The form of Reimbursement Note and Second Reimbursement Note to be issued to MHR are attached hereto as Exhibits 10.2 and 10.3 respectively and are incorporated by reference herein.
The foregoing descriptions of the Letter Agreement, the Reimbursement Notes and the Warrants do not purport to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2, 10.3 and 4.1, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The disclosures concerning the Company’s reimbursement to MHR in the form of the Reimbursement Notes is set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
The disclosures concerning the Warrants set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.
For the issuance of the Warrants, the Company is relying on the exemption from federal registration under Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of the Warrants have and will not involve a public offering, as each purchaser of such securities was an “accredited investor” and no general solicitation has been involved in connection with the Letter Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
4.1	Form of Emisphere Technologies, Inc. Warrant (attached as Exhibit A to the Letter Agreement attached hereto as Exhibit 10.1).
10.1	Letter Agreement by and between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP, dated June 8, 2010.[1]
10.2	Form of Emisphere Technologies, Inc. Reimbursement Note (attached as Exhibit D to the Letter Agreement attached hereto as Exhibit 10.1).
10.3	Form of Emisphere Technologies, Inc. Second Reimbursement Note (attached as Exhibit E to the Letter Agreement attached hereto as Exhibit 10.1).
99.1	Press Release dated June 4, 2010.

[1]	Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc.
June 8, 2010	By:	/s/ Michael R. Garone
		Name:	Michael R. Garone
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
4.1	Form of Emisphere Technologies, Inc. Warrant (attached as Exhibit A to the Letter Agreement attached hereto as Exhibit 10.1).
10.1	Letter Agreement by and between Emisphere Technologies, Inc. and MHR Institutional Partners IIA LP, dated June 8, 2010.[2]
10.2	Form of Emisphere Technologies, Inc. Reimbursement Note (attached as Exhibit D to the Letter Agreement attached hereto as Exhibit 10.1)
10.3	Form of Emisphere Technologies, Inc. Second Reimbursement Note (attached as Exhibit E to the Letter Agreement attached hereto as Exhibit 10.1).
99.1	Press Release dated June 4, 2010.

[2]	Confidential treatment has been requested for the redacted portions of this agreement. A complete copy of this agreement, including the redacted portions, has been filed separately with the Securities and Exchange Commission.